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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-3 filed pursuant to Rule 462(b) of our report dated February 11, 2003 with respect to the consolidated financial statements of The Medicines Company and the reference to our firm under the caption "Experts" included in the Registration Statement (Amendment No. 1 to Form S-3 No. 333-103601) and the related Prospectus of The Medicines Company filed with the Securities and Exchange Commission.

                                             /s/ Ernst & Young LLP

MetroPark, New Jersey
March 11, 2003